UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2019

EAGLE FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38162	82-1340349
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6415 Bridgetown Road, Cincinnati, Ohio	45248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 574-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFBI	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Eagle Financial Bancorp, Inc. (the “Company”) (Nasdaq: EFBI), the holding company of Eagle Savings Bank, announced today that it has submitted written notice to the NASDAQ Stock Market (“NASDAQ”) of its intention to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about December 20, 2019 to effect the voluntary delisting of the Company’s common stock from NASDAQ.  The Company expects the delisting will be effective on or about the close of business on December 20, 2019.  Upon delisting, the Company’s common stock will continue to be registered under the Securities and Exchange Act of 1934 (the “Exchange Act”), and the Company’s obligation to file periodic reports under the Exchange Act will continue.  The Company expects that its common stock will be quoted on the OTCQB Marketplace beginning on or about December 23, 2019.

A copy of the Company’s press release announcing the Company's intention to delist from NASDAQ is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	Number	Description
	99.1	Press release dated December 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FINANCIAL BANCORP, INC.

DATE: December 9, 2019	By:	/s/ Gary J. Koester
Gary J. Koester
President and Chief Executive Officer